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                                                                  EXECUTION COPY


                                                                    Exhibit 4(b)








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                          FIRST SUPPLEMENTAL INDENTURE

                             Dated as of May 6, 1997

                                       to

                                    INDENTURE

                             Dated as of May 6, 1997

                                  by and among


                        TELEX COMMUNICATIONS GROUP, INC.,


                           TELEX COMMUNICATIONS, INC.


                                       AND


                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                                        as Trustee


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                  FIRST SUPPLEMENTAL INDENTURE dated as of May 6, 1997, among
TELEX COMMUNICATIONS GROUP, INC. (as successor by merger to GST Acquisition Corp. ("GST")), a Delaware corporation ("Holdings"), TELEX COMMUNICATIONS, INC., a Delaware corporation ("Telex"), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York trust company, as trustee (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, GST and the Trustee have heretofore executed and delivered a certain indenture dated as of May 6, 1997 (the "Indenture"), providing for the issuance of an aggregate principal amount of $125,000,000 of 10 1/2% Senior Subordinated Notes due 2007 of GST (the "Securities");

                  WHEREAS, immediately after the execution of the Indenture and the issuance of the Securities, GST was merged with and into Holdings, with Holdings as the surviving corporation (the "Merger") and succeeding to the obligations of GST as primary obligor under the Indenture and the Securities;

                  WHEREAS, in consideration of a capital contribution being made on the date hereof by Holdings to Telex and the receipt of certain other items of value, Telex has agreed to assume all the obligations of Holdings (as successor by Merger to GST) under the Indenture and the Securities;

                  WHEREAS, Section 9.1(9) of the Indenture provides that without the consent of any holders of Securities, Holdings and the Trustee may enter into this Supplemental Indenture, in form satisfactory to the Trustee, for the purpose of evidencing the assumption by Telex of the obligations of Holdings under the Indenture and the Securities;

                  WHEREAS, Telex and Holdings desire and have requested that the Trustee join in the execution of this First Supplemental Indenture for the purpose of evidencing such assumption;

                  WHEREAS, upon execution of this First Supplemental Indenture, Holdings will be released and discharged from its obligations under the Indenture and the Securities;

                  WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by Board Resolutions of the Boards of Directors of Telex and Holdings; and
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                  WHEREAS, all conditions precedent and requirements necessary to make this First Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities, as follows:


                                   ARTICLE ONE

                      REPRESENTATIONS OF TELEX AND HOLDINGS


                  Each of Telex and Holdings represents and warrants to the Trustee as follows:

                  SECTION 1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  SECTION 1.2. The execution, delivery and performance by it of this First Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.



                                   ARTICLE TWO

                            ASSUMPTION AND AGREEMENTS


                  SECTION 2.1. Telex hereby expressly assumes all of the obligations of Holdings under the Indenture and the Securities, including, but not limited to, (i) the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities when due, whether at maturity, by acceleration, by optional redemption, by mandatory prepayment or otherwise, and all other monetary obligations of Holdings under the Indenture and the Securities and (ii) the full and punctual performance of every covenant of and all other obligations under the Indenture on the part of Holdings to be performed or observed under the Indenture and the Securities.


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                  SECTION 2.2. Telex shall succeed to and be substituted for
Holdings under the Indenture and the Securities, with the same effect as if Telex had been named as the "Company" therein.

                  SECTION 2.3. The Securities shall bear (a) the name "Telex Communications, Inc." as obligor thereunder or (b) a notation concerning the assumption of the Indenture and the Securities by Telex.


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                                  ARTICLE THREE

                                     RELEASE


                  SECTION 3.1. In connection with the assumption by Telex of all the obligations of Holdings under the Indenture and the Securities pursuant to Article Two hereof, Holdings is hereby released and discharged from its obligations under the Indenture and the Securities.



                                  ARTICLE FOUR

                                  MISCELLANEOUS


                  SECTION 4.1. The Trustee accepts the modification of the Indenture effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Telex and Holdings. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by Holdings and Telex.

                  SECTION 4.2. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision included in this First Supplemental Indenture, or in the Indenture, which is required to be included in this First Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

                  SECTION 4.3. Except as expressly amended by the First Supplemental Indenture and hereby, the Indenture is in all respects ratified and confirmed by the parties hereto and all the terms, conditions and provisions thereof shall remain in full force and effect. This First supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.


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                  SECTION 4.3. Nothing in this First Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this First Supplemental Indenture.

                  SECTION 4.4. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Indenture.

                  SECTION 4.5. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 4.6. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 4.7. This First Supplemental Indenture shall become effective as of the effective time of the Merger.


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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the day and year first above written.


                                                    TELEX COMMUNICATIONS
                                                      GROUP, INC.



                                                    By__________________________
                                                      Name:
                                                      Title:



                                                    TELEX COMMUNICATIONS, INC.



                                                    By__________________________
                                                      Name:
                                                      Title:



                                                    MANUFACTURERS AND TRADERS
                                                      TRUST COMPANY, as Trustee



                                                    By__________________________
                                                      Name:
                                                      Title:


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